EXHIBIT 23





Consent of Independent Certified Public Accountants




     We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 33-63563, No. 333-43269, No. 333-68999 and No.
333-72729) and Registration Statements on Forms S-8 (No. 33-45287, No. 33-45288, No. 33-51195, No. 33-53099 and No. 333-43885) and Registration
Statement on Form S-1 (No. 33-14844) of Carnival Corporation of our report dated January 26, 2001 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.




/s/PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Miami, Florida
February 26, 2001